Exhibit 99.1

China Executive Education Corp. Retracts Previously Stated Revenue Guidance for Fiscal Year 2010

HANGZHOU, P.R. China, May 28, 2010 – (GLOBE NEWSWIRE) – China Executive Education Corp. (OTCBB: CECX) withdrew its revenue guidance for the full fiscal year ending December 31, 2010. Guidance for the full fiscal year 2010 was previously issued in the Company’s earnings release for the first quarter of 2010 issued on May 19, 2010. The previously disclosed revenue guidance for fiscal year 2010 in the range of $35 million to $45 million was entered in erroneously and should not be regarded as financial guidance.

The Company may issue revenue guidance as the 2010 fiscal year progresses when adequate information and visibility are available to reasonably base future revenue projections.

Kaien Liang, Chairman and Chief Executive Officer of China Executive Education Corp., stated: “Our revenue is determined by attendance and sales of our seminars and training products. While we see increasing demand for these core products, we now believe it is prudent to withdraw 2010 financial guidance as our estimates contained mistaken assumptions. Our board has determined that China Executive Education will not be providing revenue guidance for the fiscal year 2010, and will not be providing any guidance until more adequate information is available upon which to base future revenue expectations.”

About China Executive Education Corp.

China Executive Education Corp., operating through MYL Business, is a fast-growing executive education company in China that offers comprehensive professional training programs in Hangzhou and Shanghai, two prosperous and commercial cities of China. Through open-enrollment training programs, including proprietary training courses and featured lectures, the company provides Chinese business executives with a different variety of business training such as sales, marketing, leadership development and highly effective personal skill development focused on decision-making skills, negotiation skills, public speaking skills and people skills. The training courses include a 7-course package for CEOs, as well as 22 other business development courses. We are also one of very few business education training companies in China which has the reputation and resources to attract the world-renowned masters such as management guru, Tom Peters; leadership guru, John Maxwell; and relationship guru John Gray to China. China Executive Education Corp. will continue to pave the way for Chinese entrepreneurs who would like to have greater success going forward, helping them to reach international markets more easily. Since formally launching in April 2009, the company has provided its training programs to 2,874 Chinese business owners and executives from a broad range of industries.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding the Company's ability to meet its obligations under its various contracts; the timeliness of payments and other economic benefits the Company expects to receive under such contracts; and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104

Alexander Nachman
RedChip Companies, Inc.
1-800-733-2447, Ext. 118
info@redchip.com
http://www.redchip.com

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SOURCE:  China Executive Education Corp.